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                            INDEMNIFICATION AGREEMENT
                            -------------------------

         THIS INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of this 27th day of February, 1997, is made by and between On Stage Entertainment, Inc., a Nevada corporation and all of its subsidiaries (collectively, the "Company") and John W. Stuart, as an individual ("Stuart") and as a majority shareholder of Grand Strand Entertainment, Inc., a South Carolina corporation ("Grand Strand").

                                    RECITALS
                                    --------

         WHEREAS, in December of 1994, Grand Strand began negotiating with the Company to obtain the non-exclusive license to present a "Legends in Concert" production in Myrtle Beach, South Carolina; and

         WHEREAS, on or about March 29, 1995, the Company entered into a non-exclusive licensing agreement with Grand Strand to present a "Legends in Concert" production in Myrtle Beach, South Carolina, which was contingent upon certain conditions precedent (the "Licensing Agreement"); and

         WHEREAS, subsequent to the issuance of the Licensing Agreement, Grand Strand failed to fulfill the conditions precedent which the Licensing Agreement was contingent upon; and

         WHEREAS, on or about April 22, 1995 the Company revoked the Licensing Agreement for Grand Strand's failure to meet the required conditions precedent; and

         WHEREAS, Ben R. Pittman, a shareholder of Grand Strand, has recently threatened to file a shareholder derivative suit to enforce the rights of Grand Strand alleging that the Company wrongfully revoked the Licensing Agreement and thereby usurped the opportunity to operate the Legends in Concert production in Myrtle Beach, South Carolina as its own; and

         WHEREAS, in connection with a proposed bridge financing private placement and subsequent public offering, Whale Securities Co., L.P. has required that Stuart indemnify the Company for certain liabilities related to the foregoing.

         NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereto agree as follows:

                                    AGREEMENT
                                    ---------

         Stuart shall indemnify the Company in the event the Company is a party to or threatened to be made a party to or otherwise involved in any proceeding (including a proceeding by or in the name of the Company to procure a judgment in its favor) by any reason relating to the grant and subsequent revocation of


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the Licensing Agreement or by reason of any act or inaction by Stuart and/or the
Company in relation to the Myrtle Beach production, against (i) any liability for any judgments or settlement payment incurred by the Company, and (ii) if a judgment is entered against the Company, Grand Strand or Stuart, then (a) any and all expenses and liabilities of any type whatsoever in addition to judgments and amounts paid in settlement), and (b) legal fees and court costs reasonably incurred by the Company in connection with the investigation, defense, settlement or appeal of such proceeding.

         IN WITNESS WHEREOF, the undersigned have executed this Indemnification Agreement as of the date first set forth above.

                                                On Stage Entertainment, Inc.

/s/ John W. Stuart                              By: /s/ Kiran Sidhu
------------------------------                      ----------------------------
John W. Stuart, an individual                       SVP&CFO